SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:

|_|  Preliminary proxy statement            | |   Confidential, for Use of the
                                                  Commission Only (as Permitted
                                                  by Rule 14a-6(e)(2))
|X|  Definitive proxy statement

|_|  Definitive additional materials

|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            ON TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            ON TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|_|  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

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(4)  Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Filing party:

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(3)  Filing party:

--------------------------------------------------------------------------------
(4)  Date Filed:

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1    Set forth the amount on which the filing fee is calculated and state how it was determined.

                            ON TECHNOLOGY CORPORATION
                                  WALTHAM WOODS
                        880 WINTER STREET, BUILDING FOUR
                                WALTHAM, MA 02154


Dear Stockholder:

         The Annual Meeting of Stockholders (the "Meeting") of ON Technology Corporation (the "Company") will be held at Fleet National Bank, 75 State Street, Boston, Massachusetts at 10:00 a.m., Eastern Daylight Time, on Friday, April 28, 2000.

         At the Meeting, you will be asked to consider and vote upon the election of one director to serve until the Annual Meeting of the Stockholders held in the year 2003, to approve amendments to the Company's 1992 Employee and Consultant Stock Option Plan (the "Employee Plan") to increase the number of shares available under the Employee Plan from 3,800,000 shares to 5,400,000 shares, and to ratify the Board of Directors' selection of Arthur Andersen LLP as the Company's independent auditors.

         In the material accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by the Company's stockholders at the Meeting and a Proxy. The Proxy Statement more fully describes and includes information about the matters for consideration at the Meeting.

         All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, however, please complete, sign, date and return your Proxy in the enclosed envelope. If you attend the Meeting, you may vote in person as you wish, even though you have previously returned your Proxy. It is important that your shares be represented and voted at the Meeting.

                                         Sincerely,

                                         /s/ Robert L. Doretti
                                         ------------------------------------
                                         Robert L. Doretti
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            ON TECHNOLOGY CORPORATION
                                  WALTHAM WOODS
                        880 WINTER STREET, BUILDING FOUR
                                WALTHAM, MA 02154


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 2000

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of ON Technology Corporation, a Delaware corporation (the "Company"), which will be held at Fleet National Bank, 75 State Street, Boston, Massachusetts at 10:00 a.m., Eastern Daylight Time, on Friday, April 28, 2000, for the following purposes:

         1. To elect one Class II director to serve until the Company's Annual Meeting of Stockholders held in 2003 and until her successor is duly elected and qualified;

         2. To approve amendments to the 1992 Employee and Consultant Stock Option Plan increasing the number of shares available under such plan from 3,800,000 to 5,400,000;

         3. To ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000; and

         4. To transact such other business that may properly come before the Meeting or any postponement or adjournment thereof.

         Stockholders of record at the close of business on March 6, 2000 are entitled to notice of, and to vote at, this Annual Meeting of Stockholders and any postponement or adjournment thereof. For ten days prior to this Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal offices of the Company.

                                              By Order of the Board of Directors

                                              /s/ Stephen J. Wietrecki
                                              ---------------------------------
                                              STEPHEN J. WIETRECKI
                                              SECRETARY

Waltham, Massachusetts
March 28, 2000

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. BY RETURNING YOUR PROXY CARD, YOU WILL ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, VOTE YOUR SHARES IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            ON TECHNOLOGY CORPORATION
                                  WALTHAM WOODS
                        880 WINTER STREET, BUILDING FOUR
                                WALTHAM, MA 02154

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at Fleet National Bank, 75 State Street, Boston, Massachusetts, at 10:00 a.m., Eastern Daylight Time, on Friday, April 28, 2000, and at any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed on or about March 28, 2000, to the stockholders of record as of the close of business on March 6, 2000 (the "Record Date").

                               GENERAL INFORMATION

SOLICITATION OF PROXIES

         The cost of soliciting proxies from stockholders will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or employees of the Company.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked in writing (including by delivery of a later dated proxy) or in person by notifying the Secretary of the Meeting, in writing, at any time prior to the voting of the proxy.

VOTING OF PROXIES

         If the enclosed proxy card is properly executed and returned to the Company, all shares represented thereby will be voted as indicated therein. If a proxy is returned without instructions, it will be voted FOR the nominee named therein, FOR the approval of the amendments to the 1992 Employee and Consultant Stock Option Plan and FOR the ratification of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

VOTING RIGHTS AND OUTSTANDING SHARES

         On the Record Date there were 14,253,203 outstanding shares of Common Stock (excluding 15,000 shares held in treasury), which is the only class of stock outstanding and entitled to vote at the Meeting. The holders of such shares will be entitled to cast one vote for each share held of record as of the Record Date. On the Record Date, the closing sales price of the Common Stock on the Nasdaq National Market was $13.375 per share.

         The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy will be counted for purposes of determining whether a quorum exists at the Meeting.

         The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote is required to approve the amendments to the Company's 1992 Employee and Consultant Stock Option Plan and to ratify the selection of Arthur Andersen LLP as the Company's independent auditors. Abstentions and shares held by brokers that are present, but not voted because the brokers do not have the discretionary authority to vote such shares as to a particular matter, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth, as of March 6, 2000, certain information relating to the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) the Company's Chief Executive Officer and each of the other five most highly compensated executive officers of the Company serving as of December 31, 1999 (collectively, the "Named Executive Officers"); and (iv) the directors and Named Executive Officers of the Company as a group:


                                       NUMBER OF SHARES            PERCENT OF
NAME OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)       COMMON STOCK(2)
------------------------             ---------------------       ---------------
Robert L. Doretti (3)                       443,114                  3.11%
Herman DeLatte (4)                          545,722                  3.83%
Christopher A. Risley (5)                 1,342,357                  9.42%
Laurent Raynaud (6)                         211,012                  1.48%
Stephen J. Wietrecki (7)                     57,172                    *
Ram Sudama (8)                               10,625                    *
Gina Bornino Miller (9)                      22,499                    *
Robert Badavas (10)                          20,740                    *
William C. Hulley (11)                      134,907                    *
All directors and executive officers      1,445,791                 10.14%
As a group (8 persons) (12)
----------------------------
*Less than 1%

1. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

2. The percentages shown in this column are calculated from the 14,253,203 shares of Common Stock actually outstanding on March 6, 2000, and reflects 966,323 stock options held by the persons set forth in this table that are exercisable within 60 days from March 6, 2000.

3.   Includes 443,144 shares issuable upon exercise of stock options.

4.   Includes 311,250 shares issuable upon exercise of stock options.

5. Includes 286,195 shares of Common Stock held by The Risley Family Limited Partnership (the "RFLP"). Mr. Risley is a general partner of the RFLP, in which he holds a 1% general partnership interest. As the general partner, he has sole voting and investment control over the shares of Common Stock held by the RFLP. The Risley Children's Trust (the "Risley Trust"), an irrevocable trust for the benefit of Mr. Risley's children, is the limited partner of the RFLP. Mr. Risley has no investment or voting control over the Risley Trust and disclaims beneficial ownership of the Risley Trust's 99% limited partnership interest in the RFLP. Also includes 14,791 shares issuable upon the exercise of stock options. Mr. Risley's business address is c/o Insite Innovations, 1900 Broadway, Suite 200, Redwood City, California 94063.

6.   Includes 55,312 shares issuable upon the exercise of stock options.

7. Includes 25,287 shares issuable upon exercise of stock options. Includes 5,000 shares of Common Stock held by an individual retirement account for the benefit of Felix Wietrecki. Stephen J. Wietrecki has the power to direct the sale of such shares but disclaims beneficial ownership thereof.

8.   Consists of 10,625 shares issuable upon the exercise of stock options.

9.   Consists of 22,499 shares issuable upon exercise of stock options.

10.  Consists of 20,740 shares issuable upon the exercise of stock options.

11. Consists of 47,628 shares of Common Stock held directly by APA Pennsylvania Partners, 25,646 shares of Common Stock held directly by Fostin Capital Partners II and 61,633 shares issuable upon exercise of stock options held by Mr. Hulley. William C. Hulley, a director of the Company, is a general partner of APA Pennsylvania Partners and Fostin Capital Partners II. Mr. Hulley disclaims beneficial ownership of the shares held by APA Pennsylvania Partners and Fostin Capital Partners II. Mr. Hulley assigned all stock options he received pursuant to the Company's stock option plans to The P/A Fund, L.P., a fund of which he is a general partner of the managing partner, and, accordingly, disclaims beneficial ownership with respect to shares issuable upon the exercise of such stock options.

12. Includes an aggregate of 950,490 shares of Common Stock issuable pursuant to stock options exercisable within 60 days from March 6, 2000. Includes 364,469 shares held by affiliates of certain officers and directors of the Company with respect to which such officers and directors disclaim beneficial ownership.


The above table does not include any shares of Common Stock currently held by Castle Creek Technology Partners LLC or Marshall Capital Management Inc., or Shares of Common Stock issuable upon the exercise of the Warrants held by such parties. The Warrants, by their terms, cannot be exercised at any time to the extent that the exercise would result in Castle Creek Technology Partners LLC or Marshall Capital Management Inc. having beneficial ownership of more than 4.9% of the total number of shares of the Company outstanding at the time of exercise. For example, while Castle Creek Technology Partners LLC may exercise the Warrants for and sell 1,007,150 or more shares over the life of the Warrants, it may not currently exercise the Warrants to the extent that it would at the time of exercise beneficially own any more than 705,516 shares, based upon 13,883,448 shares outstanding as of December 29, 1999, and assuming that, at the time of exercise, it does not beneficially own any other shares. If the total number of shares outstanding increases, including as a result of issuance of outstanding shares upon exercise of the Warrants, then the number of shares that Castle Creek Technology Partners LLC or Marshall Capital Management Inc. can own at any one time would also increase.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL I)

         The Company has a classified Board of Directors consisting of two Class I Directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors currently serve until the Annual Meetings of Stockholders to be held in 2002, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting, directors are elected for a full term of three years to succeed those whose terms are expiring.

         The term of office for the sole serving Class II director is currently expiring and the director currently serving on the Board is nominated for election at the Meeting. The persons named in the proxy will vote to elect as a director Ms. Bornino Miller unless the proxy is marked otherwise. Currently, there is a vacant seat on the Board for a Class II Director. Pursuant to Delaware law and the Company's By-laws, this vacancy may be filled by a vote of the majority of the members of the Board then in office.

         The Class II director will be elected to hold office until the Annual Meeting of Stockholders in 2003 and until her successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if the nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                          IN FAVOR OF THE NAMED NOMINEE

BOARD OF DIRECTORS

         The table below sets forth for the current directors, including the Class II nominee to be elected at this Meeting, certain information with respect to age and background.

                                            Director      Position with
Name                              Age        Since         the Company
----                              ---        -----         -----------

NOMINEE FOR CLASS II DIRECTOR
TO BE ELECTED AT THE
ANNUAL MEETING:

Gina Bornino Miller               39          1998         Director


CLASS I DIRECTORS:

William C. Hulley                 41          1994         Director and
                                                           Chairman of the Board
Herman DeLatte                    45          1997         Director


CLASS III DIRECTORS:

Robert P. Badavas                 47          1998         Director
Robert L. Doretti                 57          2000         Director, President
                                                           and CEO

EXECUTIVE OFFICERS

The executive officers of the Company as of March 6, 2000 are as follows:

Name                             Age              Position with the Company
----                             ---              -------------------------

Robert L. Doretti                57               President and Chief
                                                  Executive Officer

Stephen J. Wietrecki             30               Vice President, Finance and
                                                  Chief Financial Officer

Ram Sudama                       51               Chief Technical Officer

Laurent Raynaud                  38               Vice President, European Sales
                                                  And Support


BUSINESS EXPERIENCE OF OFFICERS, DIRECTORS AND NOMINEES FOR DIRECTOR

         ROBERT L. DORETTI has served as President, Chief Executive Officer and Director of the Company since February 1, 2000. Prior to joining the Company, Mr. Doretti served as President and Chief Executive Officer at Thinking Machines Corporation from February, 1995 to June, 1999. Mr. Doretti served in a transitional role with Thinking Machines Corporation from June, 1999 through January, 2000. From December, 1992 through December, 1994, Mr. Doretti was President and Chief Executive Officer of Vision Ten, Inc. From September 1989 through December 1992, Mr. Doretti had his own technology strategy and alliance consulting business. From September, 1987 to September, 1989, Mr. Doretti served as Executive Vice-President for sales and marketing at Dataproducts Corporation and from July, 1979 to August, 1987, Mr. Doretti was Group/Senior Vice President at Wang Laboratories.

         STEPHEN J. WIETRECKI has served as Vice President, Finance and Chief Financial Officer of the Company since April 4, 1999. From July, 1997 to April, 1999, Mr. Wietrecki served as Director of Finance of the Company. Previously, Mr. Wietrecki served as a Senior Financial Analyst at the Company. From May, 1994 to October, 1995, Mr. Wietrecki was employed by BTR Plc as a Senior Internal Auditor.

         LAURENT RAYNAUD has served as Vice President, European Sales and Support of the Company since November, 1997. Previously, Mr. Raynaud served as European Managing Director of Micrographix Software Inc. from January, 1992 through June, 1997.

         RAM SUDAMA has served as Chief Technical Officer of the Company since October 1998. Previously, Mr. Sudama served as a technology advisor to the Board of Directors of Teradyne, Inc. from January 1998 through September 1998 and as President of Sandalwood Studios, Inc. from June 1997 through December 1997. From November 1996 through May 1997, Mr. Sudama was Chief Technical Officer for Borland International Inc. (now known as Inprise Corporation), providing technical direction for enterprise strategy, and Vice President of Technology for Open Environment Corp. from August 1993 through October 1996.

         HERMAN DELATTE has served as a Director of the Company since September 1997. Until his resignation from the positions of President and Chief Executive Officer of the Company on February 1, 2000, Mr. DeLatte had served as President of the Company since September, 1997 and Chief Executive Officer of the Company since November 1997. Prior to joining the Company, Mr. DeLatte was employed by Micrografx Inc. as President and Chief Operating Officer from September 1994 to May 1997 and as Vice President, Europe, from August 1991 to September 1994.

         ROBERT P. BADAVAS joined the Board of Directors of the Company on August 1, 1998 as a Class III Director to fill a vacant seat on the Board. Since December of 1995, Mr. Badavas has served as President and Chief Executive Officer of Cerulean Technology, Inc., which specializes in wireless mobile information software. From

October 1986 through October 1995, Mr. Badavas served as Senior Vice President and Chief Financial Officer of Chipcom Corporation, a software company, where he was responsible for the finance, information systems and strategic transactions units. For the two month period prior to joining Cerulean Technology, Mr. Badavas enjoyed personal time. Mr. Badavas also serves as a member of the Board of Directors for Renaissance Worldwide, Inc., a company listed on the National Nasdaq Market which provides strategic and enterprise solutions implementation and consulting services.

         WILLIAM C. HULLEY has been a director since June 1994 and Chairman of the Board of Directors of the Company since July 1997. Mr. Hulley was employed from 1989 until 1994 by Fostin Capital Corp., a venture capital company, and has been a General Partner of Fostin Capital Partners since 1993. Mr. Hulley co-founded Adams Capital Management, Inc., a private venture capital company, in 1994 and is a Vice President and General Partner. Adams Capital Management is a managing partner of several venture capital partnerships, including The P/A Fund. Mr. Hulley is a director of several private companies and not-for-profit corporations.

         GINA BORNINO MILLER joined the Board of Directors of the Company on July 14, 1998 as a Class II Director to fill a vacancy on the Board. Ms. Bornino Miller was employed as President, Specialty Storage Products Group, of Quantum Corp. from January 1993 through October 1996, where she was responsible for the non disk-drive storage products business unit. Ms. Bornino Miller has been self-employed as a consultant since October 1996 and, since January 1998, has primarily provided her consulting services to Microbia, Inc., a biotechnology company. Since the summer of 1998, Ms. Bornino Miller has served as a member of the Board of Directors of Microbia, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established a Compensation Committee and an Audit Committee; the Board of Directors does not maintain a Nominating Committee or a committee performing similar functions. The Compensation Committee is comprised of three members of the Board of Directors: Messrs. Hulley, Badavas and Doretti serve on the Compensation Committee, with Mr. Doretti serving as an ex-officio non-voting member. Prior to February, 2000, Mr. DeLatte served as the ex-officio non-voting member of the committee. The principal functions of the Compensation Committee are to review the Company's compensation programs and policies, to establish compensation for the Company's executive officers, to review and approve annual bonuses to be paid to such executive officers and to administer the stock option plans.

         The Audit Committee is comprised of three members of the Board of
Directors: Mr. Badavas and Ms. Bornino Miller serve on the committee with one vacancy remaining. The principal functions of the Audit Committee are to nominate the accounting firm to be appointed as the Company's independent certified public accountants and to review the plan and scope of the audit, the report of the audit upon its completion and the adequacy of the Company's internal accounting procedures and controls. The Audit Committee also maintains a continuing review of the nature and extent of all services provided to the Company by such accountants and evaluates their fees and the effects of such services upon their independence.

MEETINGS AND COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive a fee of $4,000 for attendance at each regular and special meeting of the Board of Directors, a fee of $2,000 for attendance at each meeting of the Audit or Compensation Committees if the director is a member of such committee, and a fee of $650 for attendance at each telephonic meeting of the Board of Directors or the Audit or Compensation Committees, if the director is a member of such committee. Each of Messrs. Hulley and Badavas and Ms. Bornino Miller elected, for a one year period beginning on July 15, 1999, to reduce the cash compensation which each was entitled to receive for attendance at Board and committee meetings. As a result, during this one-year period, each of Messrs. Hulley, Risley and Badavas and Ms. Bornino Miller will receive a fee of $2,500 for in-person attendance at each meeting of the Board of Directors, $1,000 for in-person attendance at each meeting of a committee on which he or she is a member of such committee, $500 for attendance at each telephonic meeting of the Board of Directors and $200 for attendance at each telephonic meeting of a committee on which he or she is a member. Directors who are not employees of the Company are additionally reimbursed for out-of-pocket expenses incurred in attending Board of Directors meetings and are eligible to receive options under the Company's 1995 Directors Stock Option Plan. Directors who are employees of the Company are not compensated for their service on the Board or any committee thereof. During 1999, the Board of Directors met in person five times and the Compensation Committee met in person two times. The Board of Directors, the Compensation Committee and the Audit Committee met by telephonic means eight, nine and three times, respectively, during 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied, except that Stephen J. Wietrecki filed a Form 3 incorrectly on May 5, 1999 and Laurent Raynaud filed a Form 3 incorrectly on March 2, 1999.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the five other most highly compensated executive officers who received compensation in excess of $100,000 during fiscal year 1999.

                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                                -----------
                                                                     ANNUAL COMPENSATION        SECURITIES          ALL
                                                                  -------------------------     UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION                               YEAR     SALARY ($)    BONUS ($)      OPTIONS (#)     COMPENSATION
---------------------------                               ----    -----------   -----------     -----------     ------------
Herman DeLatte(1) ..................................      1999    $   250,000   $211,049.15         120,000         ____
      President and Chief Executive Officer               1998        250,000       127,634           ____          ____
                                                          1997         83,333        62,500         375,000

Stephen J. Wietrecki(2) ............................      1999     119,807.34     94,506.66          40,000         ____
      Chief Financial  Officer,  Vice President,          1998      95,329.56     24,647.45          10,500         ____
      Finance, Treasurer and Secretary                    1997      75,958.36     15,077.09          24,500         ____

Laurent Raynaud(3) .................................      1999        190,780        79,491          30,000         ____
      Vice President, European Sales and Support          1998        176,082        40,267          15,000         ____
                                                          1997         25,382         6,346          75,000         ____

Roy T. Sanford(4) ..................................      1999     120,214.10     12,492.79          30,000         ____
      Vice President, Marketing and Alliances             1998        163,500        72,162          20,000         ____
                                                          1997        106,827        40,635           8,000         ____

Ram Sudama(5) ......................................      1999    167,066.,67     81,463.24          30,000         ____
      Chief Technical Officer                             1998         27,500        30,313          50,000         ____
                                                          1997          _____          ____           ____          ____

1   Mr. DeLatte joined the Company as President on September 1, 1997 and was appointed to the office of Chief Executive Officer in November 1997. Mr. DeLatte resigned as President and Chief Executive Officer in February, 2000.
2   Mr. Wietrecki was appointed to the offices of Vice President, Finance and
Chief Financial Officer on May 3, 1999.
3   Mr. Raynaud joined the Company as Vice President, Eurpoean Sales and Support
in November, 1997.
4   Mr. Sanford joined the Company as Vice President, Marketing and Alliances,
in April 1997. Mr. Sanford resigned as Vice President, Marketing and Alliances in July, 1999.
5   Mr. Sudama joined the Company as Chief Technical Officer in October, 1998.

                     STOCK OPTION GRANTS IN FISCAL YEAR 1999

         The following table shows information with respect to stock options granted to each Named Executive Officer during fiscal year 1999.

                                              INDIVIDUAL GRANTS
                            ---------------------------------------------------
                                         % OF TOTAL                                  POTENTIAL REALIZABLE
                             NUMBER OF     OPTIONS                                     VALUE AT ASSUMED
                            SECURITIES    GRANTED TO                                 ANNUAL RATES OF STOCK
                            UNDERLYING    EMPLOYEES     EXERCISE                    PRICE APPRECIATION FOR
                             OPTIONS      IN FISCAL      PRICE        EXPIRATION          OPTION TERM
NAME                        GRANTED(1)       YEAR      ($/SHARE)(2)      DATE         5% ($)       10% ($)
----                        ----------    ---------     ----------     --------    ----------    ----------
Herman DeLatte              120,000(3)      13.65%        $1.688       02/26/09       329,949       525,388
Stephen J. Wietrecki         15,000(3)       1.71%        $1.688       02/26/09        41,244        65,674
                             25,000(3)       2.84%        $2.188       05/03/09        89,101       141,878
Roy T. Sanford               30,000(3)       3.41%        $1.688       02/26/09        82,487       131,347
Ram Sudama                   30,000(3)       3.41%        $1.688       02/26/09        82,487       131,347
Laurent Raynaud              30,000(3)       3.41%        $1.688       02/26/09        82,487       131,347

--------------------------------

(1) The options were granted under the Company's 1992 Employee and Consultant Stock Option Plan. Options are generally subject to the employee's continued employment. The exercise of options will be accelerated in the event of certain occurrences including the sale of the Company, the sale of all or substantially all of the Company's assets or a change in control of the Company. An individual's eligibility to exercise vested options generally terminates 90 days after the termination of such individual's employment relationship with the Company.

(2) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock at the date of grant.

(3) The options become exercisable over a four-year period, 25% on the first anniversary of the date of grant and 6.25% at the end of each of the following three month periods.

EMPLOYMENT AGREEMENTS

         Mr. Doretti joined the Company as President and Chief Executive Officer in February, 2000 pursuant to the terms of an Offer Letter dated January 31, 2000 (the "Doretti Offer"), Mr. Wietrecki assumed the positions of Vice President, Finance and Chief Financial Officer in May, 1999 pursuant to the terms of an Offer Letter dated April 30, 1999 (the "Wietrecki Offer") and Mr. Sudama joined the Company as Chief Technical Officer in October 1998 pursuant to the terms of an Offer Letter dated October 20, 1998 ("Sudama Offer"). While no formal employment agreement exists between the Company and any of these individuals, the Doretti Offer, the Wietrecki Offer and the Sudama Offer each provide for salary increases and bonuses as the Company's Board of Directors may determine from time to time. The Doretti Offer also provides that upon termination without cause, Mr. Doretti shall continue to receive his then-current salary and benefits for a twelve month period and any cash bonus earned but not yet paid for completed quarters and fiscal years as well as a prorated amount of the quarterly and annual cash bonus for the quarter and fiscal year during which such termination of employment occurs. The Wietrecki Offer provides that if Mr. Wietrecki's employment is terminated in connection with a transaction resulting in a change of control of the Company, he shall be entitled to a severance payment equal to six months' salary. The Sudama Offer provides that if Mr. Sudama's employment is terminated or substantially diminished in nature or status in connection with a transaction resulting in a change of control of the Company, he shall be entitled to a severance payment equal to six months' salary. Mr. Raynaud does not have an employment agreement or offer letter specifying employment or termination provisions.

         The following table shows information with respect to stock options held as of December 31, 1999 by the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL-YEAR END OPTION VALUES

                                                   NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                        DECEMBER 31, 1999 (#)              DECEMBER 31, 1999 ($) (1)
                                                    ------------------------------       ------------------------------
                                       VALUE
                   SHARES ACQUIRED   REALIZED
NAME               ON EXERCISE (#)    ($)(2)        EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
--------------         ------       -----------     -----------      -------------       -----------      -------------
Herman DeLatte           ___            ___             140,625            354,375     $1,661,132.82      $4,230,994,69

Ram Sudama             12,500       $100,390.62           ___               67,500         _____          $  812,094.37

Stephen J. Wietrecki     ___            ___              19,124             55,876     $  233,835.01      $  663,855.01

Laurent Raynaud          ___            ___              42,187             77,813     $  498,919.82      $  931,690.19

Roy T. Sanford         42,250       $155,804.77           ___                ___           _____               _____

-------------------

(1) Calculated based on the fair market value per share of the underlying securities at December 31, 1999 ($13.875) minus the per share exercise price.

(2) Calculated based on the fair market value of the underlying securities on the exercise date minus the exercise price of such options.

         During 1998 and 1999, the Company did not adjust the exercise price of its stock options previously awarded to its employees, including certain of its executive officers. During 1997, however, the Company did adjust the exercise price of its stock options previously awarded to employees. This adjustment was accomplished by allowing employees holding out-of-the-money options to surrender the old options and receive new options with a lower exercise price. The employees had to elect to make this adjustment. Not all employees made this election; a total of 65,295 options were affected and the new exercise price is $2.875 for all such options. Other than Stephen J. Wietrecki, none of the Company's Named Executive Officers participated in the 1997 option repricing. There were no option repricings in any prior fiscal year by the Company. The following table sets forth all such repricings of options held by any executive officers.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                         Market
                                          Number of      Price      Exercise               Length of
                                         Securities   of Stock at   Price at                Original
                                         Underlying     Time of     Time of               Option Term
                                          Options/     Repricing   Repricing      New     Remaining at
                                            SARs           or          or       Exercise    Date of
                                         Repriced or   Amendment   Amendment     Price    Repricing or
     Name                   Date         Amended (#)       $           $           $       Amendment
------------------         -------       -----------    -------     -------     -------     -------
Robert L. Doretti           ----             ----        ----         ----        ----        ----
Stephen J. Wietrecki       7/30/97           750         2.875       12.75       2.875       3 Yrs.
                           7/30/97           750         2.875       12.75       2.875       4 Yrs.
Ram Sudama                  ----             ----        ----         ----        ----        ----
Roy T. Sanford              ----             ----        ----         ----        ----        ----
Laurent Raynaud             ----             ----        ----         ----        ----        ----

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is determined by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which is comprised of non-employee directors. The Compensation Committee approves compensation policies for the executive officers of the Company and oversees the general compensation policies of the Company. The Compensation Committee has furnished the following report for calendar year 1999:

COMPENSATION PHILOSOPHY AND GOALS

         During 1999, the goals of the Company's executive compensation program remained constant: to attract, retain and motivate the most talented individuals available in the Company's market. The elements of compensation encompassed in the program include base salary, annual cash incentive compensation and awards of stock options under the Company's incentive compensation plans. The competitiveness of the Company's executive compensation approach is reviewed annually and validated with external salary surveys generally available to the Company through professional affiliations.

         The Company utilizes four guiding principles for its executive compensation approach, which are set forth below. These principles are established to design, fund and administer the program and form the framework for decision making.

         STOCKHOLDER INTERESTS - The financial interests of the stockholders are the major consideration in the design, funding and administration of all executive compensation programs.

         EXECUTIVE COMPENSATION - The value of all tangible compensation components to the executive compensation program are considered in the aggregate. Consideration of individual components is only performed in the context of the total executive compensation program.

         GROUP AND INDIVIDUAL ACHIEVEMENT - The Company's performance-based executive compensation program reflects a balancing of group and individual achievement.

         SUSTAINED PERFORMANCE - An emphasis is placed on the long-term executive compensation incentives while maintaining an annual cash compensation program capable of producing focus on near-term results and milestones.

COMPONENTS OF COMPENSATION

         TARGET ANNUAL CASH COMPENSATION. Each executive position in the Company is compared to similar positions in comparable companies for which data are available. From this comparison, annual target cash compensation is set to reflect compensation standards in the industry. The Compensation Committee gathers data from independent consultants and, after conferring with the President of the Company on the salaries for senior management (excluding his own salary), sets annual salary levels in the first quarter of each year. The target annual cash compensation is broken into two separate components: a base salary and an incentive bonus. During 1999, the Compensation Committee reviewed the target annual cash compensation levels of all executive officers who were employed at the Company and, based on the performance of the Company and these executives, approved increases of 5.0% to 10.0% for such executive officers.

         In reviewing the comparable levels of compensation for Chief Executive Officers, the Compensation Committee determined that Mr. DeLatte's compensation as the Company's Chief Executive Officer was reasonable in lights of industry information regarding the range of salaries offered to chief executive officers of comparable companies and the business judgment of the members of the Compensation Committee. Mr. DeLatte's equity compensation was structured to reward Mr. DeLatte upon the Company's financial success.

         BASE SALARY. In general, the Compensation Committee sets the base salary component of total target annual cash compensation at approximately 75% of the total cash compensation for executive officers. The intention of the Compensation Committee is to leave a significant portion of target annual cash compensation subject to the performance of the Company.

         INCENTIVE BONUS. The Compensation Committee awards incentive bonuses as part of total annual cash compensation based on two objectives: the achievement by the Company of certain financial targets for annual revenue and operating income and the achievement by individual executives of certain strategic objectives. The Company's financial objectives relate entirely to an annual business plan that is submitted in December by the executive team and the individual executive's strategic objectives relate to goals established by the executive and members of the Board of Directors for personal success within the Company. The bonus system is intended to stimulate successful execution of the annual business plan. The bonus plan allows for quarterly (partial) payments of executive bonuses, with the balance of executive bonuses payable only after completion of the audit following each fiscal year. No incentive bonuses are paid unless achievement is at least 90% of the annual business plan at various milestones throughout each fiscal year.

         EQUITY INCENTIVES. The Compensation Committee believes that the executive compensation program of the Company must motivate the executive officers of the Company to create core economic value which results in long-term appreciation in the price of the Common Stock, thus aligning the interests of employees with the interests of the Company's stockholders and providing a strong incentive for key executive to remain in the employ of the Company. Additionally, the appropriate use of equity incentives is a valuable tool in recruiting new executives for the Company. The Compensation Committee believes that, in the case of a growth-oriented business such as the Company, a substantial portion of the compensation of executive officers should be contingent on appreciation in value of the stockholders' investments. Based on the foregoing principles, in 1999 the Compensation Committee awarded options for 120,000 shares to Herman DeLatte, 30,000 shares to Ram Sudama, 30,000 shares to Laurent Raynaud, 30,000 shares to Roy T. Sanford and 40,000 shares to Stephen J. Wietrecki.

         The Committee believes that for calendar 1999 the remaining key executives of the Company had adequate stock and option packages to provide them with an appropriate incentive to maximize short-term and long-term shareholder value. The Committee intends to review the status of equity incentives for senior executives in 2000 and thereafter to insure that key executives of the Company are appropriately motivated and rewarded.

CERTAIN TAX CONSIDERATIONS

         Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to publicly held companies for compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Compensation based on performance is not subject to this deduction limit, if certain requirements are met. Based on the compensation awarded to Mr. DeLatte, and the other executive officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. The Compensation Committee plans to structure the incentive compensation part, which currently consists of the annual cash incentive compensation and the stock option plan, of its compensation program to comply with Section 162(m).

                                                     The Compensation Committee

                                                     William C. Hulley
                                                     Robert P. Badavas


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors currently consists of Messrs. Badavas, Hulley and Doretti. Prior to February 2000, Mr. DeLatte served in Mr. Doretti's current role as an ex-officio member of the Compensation Committee. Each of the current non-employee directors is entitled to receive compensation in the form of cash and options to purchase Common Stock for their services as directors. Mr. Badavas and Hulley, on August 1, 1998 and August 4, 1995, respectively, have received options to purchase 10,000 shares of Common Stock under the Directors Plan, which will be exercisable in 12 equal quarterly installments on the date of grant and the last day of each of the 11 fiscal quarters commencing with the first full fiscal quarter after the date of grant at a per share price equal to the initial public offering price. Additionally, each of Messrs. Badavas and Hulley elected during 1998, in consideration for the one-year reduction in fees each is entitled to received from the Company for attendance at board and committee meetings during 1998, to receive options to purchase 10,000 shares of Common Stock under the 1992 Employee and Consultant Stock Option Plan at a price per share equal to the fair market value of the Company's

Common Stock on the date of grant. These options are fully exercisable. Messrs. Badavas and Hulley agreed to extend this reduction in fees for another one year term in July, 1999, although no additional stock options were granted to Messrs. Badavas and Hulley in consideration for such fee reduction. No director or executive officer of the Company and no member of its Compensation Committee is, or was during the year ended December 31, 1999, a director or compensation committee member of any other business entity that had a director that sits on the Company's Board of Directors or Compensation Committee.

                        COMPARISON OF STOCKHOLDER RETURN

         The line graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Total U.S. Index and the Nasdaq Computer and Data Processing Index, resulting from an initial assumed investment of $100 in each, and assuming the reinvestment of any dividends, for the period beginning on the date of the Company's initial public offering on August 1, 1995 and ending on December 31, 1999. Stock price performance shown in the Performance Graph for the Common Stock is historical and not necessarily indicative of future price performance. The Common Stock was sold at its initial offering at a price of $15.00 per share, and the closing sales price of the Common Stock on the Nasdaq National Market on December 31, 1999, was $13.875.


                               [PERFORMANCE GRAPH]

Original Data:              8/1/95     12/31/95    12/31/96    12/31/97    12/31/98     12/31/99
--------------              ------     --------    --------    --------    --------     --------
ONTC                        18.375           13       5.375      1.1313       1.375       13.875
NASDAQ Composite Index      991.11      1052.13     1291.03     1570.35     2192.69      4069.31
NASDAQ Computer Index       353.09       366.13      518.79      618.66     1134.19       2325.4


         AMENDMENT TO THE 1992 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN
                                  (PROPOSAL II)


PROPOSED AMENDMENTS TO THE COMPANY'S 1992 EMPLOYEE AND CONSULTANT
STOCK OPTION PLAN

         On January 28, 2000, the Compensation Committee of the Board of Directors of the Company, pursuant to authority granted to them by the Board, approved an amendment to the 1992 Employee and Consultant Stock Option Plan (the "Stock Option Plan") to provide for an increase in the number of shares available for issuance pursuant to the Stock Option Plan from 3,800,000 shares to 5,400,000 shares. This number of authorized shares represents the total number of options to purchase shares available under the Stock Option Plan regardless of the number of options previously granted, whether exercised or not by such optionees. As of March 6, 2000, the Company had no shares remaining available for the grant of additional options. This amendment to the Stock Option Plan remains subject to approval by the stockholders of the Company at this Annual Meeting. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting, in person or by proxy, is necessary to approve the amendment to the Stock Option Plan.

DESCRIPTION OF THE 1992 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN

         The Stock Option Plan was originally adopted by the Company's Board of Directors (the "Board") and the stockholders of the Company on July 29, 1992. The Stock Option Plan was amended by the Board and the stockholders of the Company effective May 6, 1994 and again on each of May 18, 1995, April 30, 1996, April 30, 1997 and April 30, 1998. The Stock Option Plan, as amended, provides for the grant of options which will qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options, which will not so qualify. The purpose of the Stock Option Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and certain consultants or advisors to, the Company who are expected to contribute to the future growth and success of the Company.

ADMINISTRATION OF THE STOCK OPTION PLAN

         The Stock Option Plan is administered by the Board, whose construction and interpretation of the terms and provisions of the Stock Option Plan, and the option agreements issued pursuant to the Stock Option Plan, is final and conclusive. The Board has the authority to adopt, amend and repeal rules and regulations relating to the Stock Option Plan and to determine the terms and conditions of the respective option agreements and to make all other determinations as it shall deem necessary or desirable for the administrative of the Stock Option Plan. No member of the Board may be liable for any action or determination relating to the Stock Option Plan made in good faith. The Board has, to the full extent permitted by or consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"), delegated any or all of its powers under the Stock Option Plan to the Compensation Committee. In such event, all references to the Board in the Sections of this Proxy Statement dealing with the Stock Option Plan shall mean such Compensation Committee or the Board.

         The Board may, in its sole discretion, grant options to purchase shares of the Company's Common Stock and issue shares upon exercise of such options as provided in the Stock Option Plan. With respect to the grant of options under the Stock Option Plan to officers or directors of the Company (as defined for purposes of Rule 16b-3), the selection of the recipient, the timing of the option grant, the exercise price of the option and the number of shares subject to the option must be determined by either (i) the Board, of which all the members shall be disinterested persons, or (ii) a committee of two or more directors having full authority to act, all of the members of which shall be disinterested persons. For purposes of the Stock Option Plan, a director shall be deemed to be a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

SHARES SUBJECT TO THE STOCK OPTION PLAN

         The total number of shares that were authorized for issuance under the Stock Option Plan is 3,800,000. As of March 6, 2000, 2,033,808 shares were available for issuance under the Stock Option Plan pursuant to options currently outstanding or options available for grant. If an option granted under the Stock Option Plan expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Stock Option Plan.

         The Stock Option Plan contains provisions for the disposition of options in the event of a consolidation, merger or sale of substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or property of any other corporation or business entity or in the event of a liquidation of the Company.

         The Board may grant options under the Stock Option Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as a result of a merger or consolidation of the employing corporation with the Company, or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The substitute options may be granted on such terms as the Board considers appropriate in the circumstances.

         If the outstanding shares of Common Stock of the Company are changed by reason of any merger, consolidation, sale of substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock-split, reverse stock-split, or other similar capital change in the Company's capital stock, the Board may appropriately adjust (i) the maximum number and kind of shares reserved for issuance under the Stock Option Plan,

(ii) the number and kind of shares or other securities subject to then outstanding options under the Stock Option Plan, and (iii) the price for each share subject to any then outstanding options under the Stock Option Plan, without changing the aggregate purchase price as to which such options remain exercisable, provided that no such adjustment shall be made if such adjustment would cause the Stock Option Plan to fail to comply with Section 422A of the Code or with Rule 16b-3.

GENERAL TERMS AND CONDITIONS OF THE STOCK OPTION PLAN

         TYPES OF OPTIONS. The Stock Option Plan provides for the granting of options which will qualify as incentive stock options under Section 422 of the Code and nonstatutory stock options, which will not so qualify.

         OPTION AGREEMENTS. Each recipient of an option must execute an option agreement which indicates whether the option is an incentive stock option or a nonstatutory stock option and which contains the specific terms applicable to such option, including the exercise price, duration, time and method of exercise and such other terms and conditions of the grant as may be determined by the Board in accordance with the Stock Option Plan. The terms applicable to a specific grant may vary among participants in the Stock Option Plan.

         OPTION EXERCISE PRICE. The option prices for all options granted under the Stock Option Plan are determined by the Board. In the case of an incentive stock option, this price may not be less than 100% (or 110% in the case of an option granted to a person holding more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date of grant.

         NONTRANSFERABILITY OF OPTIONS. Options granted under the Stock Option Plan shall not be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined in the Code) or (iii) pursuant to Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the life of the optionholder, the option shall be exercisable only by the optionholder.

         DURATION OF OPTIONS. Each option shall expire on such date as the Board shall be set forth in the applicable option agreement. In the case of an incentive stock option, this expiration date may not be more than ten years from the date on which the option is granted (or five years in the case of options granted to persons holding more than 10% of the voting power of stock of the Company).

         EXERCISE OF OPTIONS. The period or periods during which any option granted under the Stock Option Plan may be exercised shall be determined by the Board. Options generally become exercisable over a four-year period beginning on the first anniversary of either the date of grant or the date of hire of an employee and continuing thereafter in equal quarterly installments. An option shall be considered outstanding until it has been either fully exercised or cancelled or has expired by reason of the lapse of time.

         TERMS OF PAYMENT. The purchase price of any shares of Common Stock purchased upon exercise of an option shall be paid in full, at the time of purchase, by delivery of cash or a check payable to the Company, or by such other methods as may be provided in the optionholder's option agreement.

         TERMINATION OF EMPLOYMENT. The Board shall determine the period of time during which an optionholder may exercise an option following such optionholder's termination of employment, death or disability. Such periods shall be set forth in each optionholder's option agreement. No incentive stock option may be exercised unless, at the time of such exercise, the optionholder is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                  (a) an incentive stock option may be exercised within the period of three months after the date the optionholder ceases to be an employee of the company (unless his or her option agreement specifies a shorter period or a longer period, in which case an exercise after such three-month period shall be treated as the exercise of a non-qualified option);

                  (b) if the optionholder dies while employed by the Company, or within three months after the optionholder ceases to be an employee of the Company, the incentive stock option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (unless a shorter period is specified in the applicable option agreement); and

                  (c) if the optionholder becomes disabled (as defined in Section 22(e)(3) of the Code or any successor provision thereto) while employed by the Company, the incentive stock option may be exercised within the period of one year after the date the optionholder ceases to be employed because of such disability (unless a shorter period is specified in the applicable option agreement).

         Notwithstanding the above, no option is exercisable after the expiration period as determined by the Board at the time of the option grant.

         LIMITATIONS ON THE INCENTIVE STOCK OPTIONS. In addition to the provisions concerning incentive stock options which are described above, if an incentive stock option granted to any employee under the Stock Option Plan becomes exercisable for the first time by any employee during any one calendar year such that the aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable exceeds $100,000, the options to acquire stock in excess of the $100,000 shall be treated as nonstatutory stock options.

         ADDITIONAL RESTRICTIONS. The Board may include additional provisions in any option agreement under the Stock Option Plan, including restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make or arrange for loans or to transfer other property to optionholders upon the exercise of options, or such other provisions as determined by the Board in accordance with the Stock Option Plan; provided that such additional provisions shall not be inconsistent with any other term or condition of the Stock Option Plan and shall not cause any incentive stock options granted under the Stock Option Plan to fail to qualify as incentive stock options within the meaning of Section 422 of the Code.

         ACCELERATION, EXTENSION. The Board has the authority to accelerate the date on which an option granted under the Stock Option Plan may be exercised or to extend the dates during which an option granted under the Stock Option Plan may be exercised.

         CANCELLATION AND NEW GRANT OF OPTIONS. The Board has the authority to effect, at any time and from time to time, with the consent of the affected optionholders, (i) the cancellation of any or all outstanding options under the Stock Option Plan and (ii) the grant in substitution therefor of new options under the Stock Option Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options.

         ELIGIBILITY. Options under the Stock Option Plan may be granted to persons who are, at the time of the grant, employees of or consultants to (including any officers and directors who are employees of or consultants to), the Company or any of its subsidiaries, provided that incentive stock options may only be granted to persons who are eligible to receive such options under
Section 422A of the Code. A person who has been granted an option may, if he is otherwise eligible, be granted an additional option or options if the Board shall so determine. The Stock Option Plan provides additional limitations on the options that may be granted to a person who holds, directly or indirectly, more than 10% of the combined voting power of all classes of stock of the Company.

         Subject to adjustments as set forth in the Stock Option Plan, no employee shall receive options to purchase more than 500,000 shares of common stock during the ten-year term of the Stock Option Plan. For purposes of calculating this maximum number, (i) an option shall continue to be treated as outstanding despite its repricing, cancellation or expiration and (ii) the repricing of an outstanding option or issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced.

GENERAL RESTRICTIONS

         Participants in the Stock Option Plan generally have no rights as stockholders in shares of Common Stock until certificates for those shares have been issued. No certificates for Common Stock will be issued under the Stock Option Plan unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange upon which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Participants may be required to represent and agree in writing, for themselves and for their transferees, that the stock acquired by him or them under the Stock Option Plan is being acquired for investment purposes.

         Nothing contained in the Stock Option Plan confers upon any participant any rights with respect to his or her employment by the Company.

         The Stock Option Plan does not provide that any person has or may create a lien on any funds, securities or other property held under the Stock Option Plan.

EFFECTIVE DATE; AMENDMENT; TERMINATION

         The Stock Option Plan was adopted by the Board and the stockholders of the Company on July 29, 1992. The Stock Option Plan was amended by the Board and the Stockholders of the Company effective May 6, 1994. The Stock Option Plan was again amended by the Board and the stockholders effective on May 18, 1995, and on each of April 30, 1996, April 30, 1997 and April 30, 1998.

         The Stock Option Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Stock Option Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Stock Option Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with and subject to the terms and conditions of the Stock Option Plan and the appropriate option agreements.

         The Board has the power to amend the Stock Option Plan. No amendment may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including Section 422 of the Code and Rule 16b-3 of the Exchange Act or any successor provisions thereto.

         The termination or any modification or amendment of the Stock Option Plan shall not, without the consent of an optionholder, affect his or her rights under an option previously granted to him or her. With the consent of the optionholder affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Stock Option Plan. The Board has the right to amend or modify (i) the terms and provisions of the Stock Option Plan and of any outstanding incentive stock option granted under the Stock Option Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Stock Option Plan and of any outstanding option to the extent necessary to ensure the qualification of the Stock Option Plan under Rule 16b-3.

PLAN BENEFITS TABLE

         Because future awards to executive officers, consultants and employees of the Company are discretionary and cannot be determined at this time, a tabular presentation of anticipated plan benefits has not been included in this proxy statement.

FEDERAL INCOME TAX TREATMENT OF STOCK OPTIONS

         The following is a summary of the federal income tax treatment of incentive stock options and nonstatutory stock options. This summary is general and does not apply to gifts or any dispositions other than sales. Also, under certain circumstances, an optionholder may be entitled to a credit for alternative minimum tax previously paid. Additionally, in some individual cases, it will be important to consider the state and foreign tax consequences of participation in the Stock Option Plan and the effect, if any, of gift, estate and inheritance taxes.

         INCENTIVE STOCK OPTIONS. No taxable income will be recognized by the optionholder upon the grant or exercise of an incentive stock option granted under the Stock Option Plan (provided the difference between the option exercise price and the fair market value of the stock on the date of exercise must be included in the optionee's "alternative minimum taxable income" as described below), and no corresponding expense deduction will be available to the Company. Generally, if an optionholder holds shares acquired upon the exercise of an incentive stock option until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionholder upon a sale of such shares will be treated as a capital gain. The gain recognized upon the sale is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to cause all such increase to be treated as capital gain.

         If the optionholder sells the stock prior to the expiration of the Statutory Holding Period (a "disqualifying disposition"), he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of
(i) the fair market value of the stock on the date of exercise less the option price or (ii) the amount realized on sale less the option price, and the Company will receive a corresponding business expense deduction. Any additional gain will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionholder sells the stock for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for a shorter period.

         Special rules may apply to options held by directors and officers. If the optionholder making a disqualifying disposition is a person required to file reports under Section 16(a) of the Exchange Act, and the option was exercised within six months of the date of grant, the amount of taxable income realized at ordinary income tax rates (and the amount of the Company's business expense deduction) will be equal to the lesser of (i) the fair market value of the shares on the date that is six months after the date of grant less the option price of (ii) the amount realized on sale less the option price.

         For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a nonstatutory stock option. Thus, an optionholder must, in the year of option exercise, include the difference between the exercise price and the fair market value of the stock on the date of exercise in alternative minimum taxable income. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at a rate of 24%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

         NON-STATUTORY STOCK OPTIONS. No taxable income is recognized by the optionholder upon the grant of a nonstatutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercised exceeds the option price (and the Company is required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended). If such a person (executive officers and directors of the Company) exercised the option within six months of the date of grant, upon exercise of such option, no income will be recognized by the optionholder until six months have expired from the date the option was granted, and the income then recognized will include any appreciation in the value of the shares during the period between the date of exercise and the date six months after the date of the grant, unless the optionholder makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to have the difference between the exercise price and fair market value at the time of exercise recognized as ordinary income as of the time of exercise.

         The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

         WITHHOLDING. The Company has the right to deduct from any payments otherwise due to an optionholder any federal, state or local taxes required by law to be withheld with respect to any shares issued upon exercise of options under the Stock Option Plan.

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

         The Stock Option Plan is qualified under Section 401(a) of the Code and the Company believes that the Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL II

    RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS
                                 (PROPOSAL III)

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has acted as the Company's auditors since 1987. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Arthur Andersen LLP is not required by the Company's By-laws or otherwise. The Board of Directors, however, is submitting the selection of Arthur Andersen LLP to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain such firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                            IN FAVOR OF PROPOSAL III

        STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

         Proposals of stockholders that are intended to be presented at the Company's Annual Meeting of Stockholders in 2001 must be received at the Company's executive offices in Waltham, Massachusetts no later than December 31, 2000, to be included in the proxy statement and proxy card related to such meeting.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting, other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form of proxy confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with the best judgment.

                                    By Order of the Board of Directors

                                    /s/ Stephen J. Wietrecki
                                    --------------------------------
                                    Stephen J. Wietrecki
                                    SECRETARY
March 28, 2000

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, ON TECHNOLOGY CORPORATION, WALTHAM WOODS, 880 WINTER STREET, BUILDING FOUR, WALTHAM, MASSACHUSETTS 02154.

                                                                      FONTC PS00

                           ON TECHNOLOGY CORPORATION

       Waltham Woods, 880 Winter Street, Building Four, Waltham, MA 02451

                      SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 28, 2000

The undersigned, hereby appoints as Proxies Robert L. Doretti and Stephen J. Wietrecki, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of capital stock of ON Technology Corporation (the "Company") held of record by the undersigned on March 6, 2000, at the Annual Meeting of Stockholders to be held on April 28, 2000 and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN , THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------
ON TECHNOLOGY CORPORATION
-------------------------

1. Election of Directors.                                      FOR THE    WITH-
                                                               NOMINEE    HOLD
               (01) Gina Bornino Miller                          [ ]       [ ]


 RECORD DATE SHARES:

                                                         FOR   AGAINST   ABSTAIN
2. To approve an amendment to the 1992 Employee          [ ]     [ ]       [ ]
   and Consultant Stock Option Plan.

3. To ratify the appointment of Arthur Anderson LLP      [ ]     [ ]       [ ]
   as independent auditors.

4. In their discretion, the proxies are authorized to    [ ]     [ ]       [ ]
   vote upon such other matters as may properly come before the meeting.



Please be sure to sign and date this Proxy.      Date
                                                      -------------

-------------------------     -------------------------
Stockholder sign here         Co-owner sign here

DETACH CARD                                                          DETACH CARD

                           ON TECHNOLOGY CORPORATION

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 28, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ON Technology Corporation